Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-1 No. 333-248474) of Frequency Therapeutics, Inc.,
(2)
Registration Statement (Form S-1 No. 333-275353) of Korro Bio, Inc.,
(3)
Registration Statement (Form S-8 No. 333-275354) pertaining to the 2019 Stock Incentive Plan of Korro Bio Ops, Inc., 2023 Stock Option and Incentive Plan, and 2023 Employee Stock Purchase Plan of Korro Bio, Inc.,
(4)
Registration Statement (Form S-8 No. 333-263643) pertaining to the 2019 Incentive Award Plan and 2019 Employee Stock Purchase Plan of Frequency Therapeutics, Inc., and
(5)
Registration Statement (Form S-8 No. 333-234128) pertaining to the 2014 Stock Incentive Plan, as amended, 2019 Incentive Award Plan and 2019 Employee Stock Purchase Plan of Frequency Therapeutics, Inc.

of our report dated March 26, 2024, with respect to the consolidated financial statements of Korro Bio, Inc., included in this Annual Report (Form 10-K) of Korro Bio, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 26, 2024